                                                                    EXHIBIRT 1.1











                          BAY VIEW DEPOSIT CORPORATION,

                         BAY VIEW ACCEPTANCE CORPORATION

                                       AND

                           J.P. MORGAN SECURITIES INC.



                             UNDERWRITING AGREEMENT



                                       FOR

                           BAY VIEW 2005-3 OWNER TRUST

                       AUTOMOBILE RECEIVABLE BACKED NOTES








November 29, 2005

                                                               November 29, 2005




Bay View Acceptance Corporation
818 Oak Park Road
Covina, California  91724

Bay View Deposit Corporation
1840 Gateway Drive, Suite 400
San Mateo, California  94404

Ladies and Gentlemen:

We understand that Bay View Deposit Corporation, a Delaware corporation ("BVDC"), proposes to sell $214,600,000 aggregate amount of Notes designated "Bay View 2005-3 Owner Trust Automobile Receivable Backed Notes, Series 2005-3" (the "Offered Securities"), issued by Bay View 2005-3 Owner Trust. Subject to the terms and conditions set forth in or incorporated by reference in this Underwriting Agreement (this "Agreement"), J.P. Morgan Securities Inc. and Harris Nesbitt Corp. (each such Underwriter being herein called an "Underwriter" and, collectively, the "Underwriters") hereby agree, severally and not jointly, to purchase all of the Offered Securities set forth beneath its name on the applicable grid below this paragraph. The price at which the Offered Securities are offered to the public, the underwriting discount on the Offered Securities and the purchase price at which each Underwriter will purchase its Offered Securities are set forth on such grid.

J.P. MORGAN SECURITIES INC.


=================================================================================================================================
                                  Principal Amount         Price to Public       Underwriting Discount       Purchase Price
=================================================================================================================================

  Class A-1 Notes                   $18,620,000              100.00000%                 0.180%                $ 18,586,484
=================================================================================================================================

  Class A-2 Notes                   $51,450,000               99.99609%                 0.210%                $ 51,339,943
=================================================================================================================================

  Class A-3 Notes                   $37,170,000               99.98949%                 0.230%                $ 37,080,602
=================================================================================================================================

  Class A-4 Notes                   $26,789,000               99.98782%                 0.240%                $ 26,721,443
=================================================================================================================================

  Class B Notes                     $ 8,810,000               99.97226%                 0.270%                $  8,783,769
=================================================================================================================================

  Class C Notes                     $ 7,160,000               99.98235%                 0.290%                $  7,137,972
=================================================================================================================================
  Class D Notes                     $ 7,160,000               99.97600%                 0.310%                $  7,136,086
=================================================================================================================================
Total                                                                                                         $156,786,300
=================================================================================================================================

HARRIS NESBITT CORP.


=================================================================================================================================
                                  Principal Amount         Price to Public       Underwriting Discount       Purchase Price
=================================================================================================================================

  Class A-1 Notes                   $ 7,980,000              100.00000%                 0.180%                $  7,965,636
=================================================================================================================================

  Class A-2 Notes                   $22,050,000               99.99609%                 0.210%                $ 22,002,833
=================================================================================================================================

  Class A-3 Notes                   $15,930,000               99.98949%                 0.230%                $ 15,891,687
=================================================================================================================================

  Class A-4 Notes                   $11,481,000               99.98782%                 0.240%                $ 11,452,047
=================================================================================================================================

Total                                                                                                         $ 57,312,203
=================================================================================================================================



     We will pay for our Offered Securities in immediately available funds upon delivery of the Offered Securities to or at the offices of Patton Boggs LLP, or at such other location as shall be designated by us, at noon (New York time) on December 6, 2005 or at such other time as shall be designated by us (such time, the "Closing Date").

     Pursuant to Article V(i) of the Standard Provisions (as defined below), during a period of 60 calendar days from the date hereof, neither BVDC nor any affiliate of BVDC will, without our prior written consent, enter into any agreement to offer or sell securities similar to the Offered Securities.

     The Offered Securities shall have the terms set forth in the copy of the Prospectus attached hereto as Annex A and shall conform in all material respects to the description thereof contained in such Prospectus.

     All the provisions contained in that certain Underwriting Agreement Standard Provisions for Bay View Owner Trusts, Automobile Receivable Backed Securities, dated November 29, 2005 (the "Standard Provisions"), by and among Bay View Acceptance Corporation, Bay View Deposit Corporation, J.P. Morgan Securities Inc. and Harris Nesbitt Corp., a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. All references to the "Underwriters" or the "several Underwriters" herein and in the Standard Provisions shall be deemed to refer to J.P. Morgan Securities Inc. and Harris Nesbitt Corp., the Underwriters hereunder.

     BVDC and Bay View Acceptance Corporation ("BVAC", together with BVDC, the "Company") acknowledge and agree that each Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby and in the Standard Provisions (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

                            [SIGNATURE PAGE FOLLOWS]

     Please confirm your agreement by having authorized officers sign a copy of this Agreement in the spaces set forth below and returning the signed copy to us.


                                       Very truly yours,



                                       J.P. MORGAN SECURITIES INC., on behalf of itself and as Representative of the Underwriters,


                                       By:            /s/ Mark Sun
                                           -------------------------------------
                                           Name: Mark Sun
                                           Title: Vice President





Accepted:  November 29, 2005

BAY VIEW DEPOSIT CORPORATION

By:       /s/ John K. Okubo
    ------------------------------------
    Name: John K. Okubo
    Title: EVP & Chief Financial Officer

BAY VIEW ACCEPTANCE CORPORATION

By:      /s/ John K. Okubo
    ---------------------------------------
    Name: John K. Okubo
    Title: Chief Financial Officer

                                     ANNEX A

                               Copy of Prospectus

                                                                  EXECUTION COPY










                          BAY VIEW DEPOSIT CORPORATION,

                        BAY VIEW ACCEPTANCE CORPORATION,

                                       AND

                           J.P. MORGAN SECURITIES INC.





                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS



                                       FOR

                              BAY VIEW OWNER TRUSTS

                     AUTOMOBILE RECEIVABLE BACKED SECURITIES









November 29, 2005

                          BAY VIEW DEPOSIT CORPORATION
                          1840 GATEWAY DRIVE, SUITE 400
                           SAN MATEO, CALIFORNIA 94404

                         BAY VIEW ACCEPTANCE CORPORATION
                          1840 GATEWAY DRIVE, SUITE 400
                           SAN MATEO, CALIFORNIA 94404


J.P. Morgan Securities Inc.,
     as representative of the Underwriters named in the respective Underwriting
     Agreements hereinafter described

                                                               November 29, 2005

Ladies and Gentlemen:

                  From time to time, Bay View Deposit Corporation ("BVDC") and Bay View Acceptance Corporation ("BVAC") may enter into one or more underwriting agreements that provide for the sale of Securities (as defined herein) to you and to such other underwriters as may be named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (each, an "Underwriting Agreement") with such changes hereto as provided in the Underwriting Agreement. Any such Underwriting Agreement shall be in the form of Annex I hereto, with such additions and deletions as the parties, including the Underwriters (as defined in the Underwriting Agreement), thereto may determine. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the applicable Transaction Agreement (as defined below).

                                       I.

                  BVDC proposes to sell to the several underwriters named in the Underwriting Agreement automobile receivable pass-through certificates and/or automobile receivable backed notes (the "Securities") representing undivided interests in a trust fund including a pool of motor vehicle installment sale contracts and/or installment loan contracts (the "Receivables") secured by new and used automobiles, light-duty trucks, sport utility vehicles and vans (the "Financed Vehicles"). The Securities will be issued by a trust (the "Trust"), pursuant to a trust and servicing agreement (the "Trust and Servicing Agreement") and an indenture (the "Indenture"), or pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement", and together with the Trust and Servicing Agreement and the Indenture, the "Transaction Agreements") between BVDC, as depositor, BVAC, as servicer (in such capacity, the "Servicer"), the entity identified as standby servicer and/or back-up servicer, if any, and the bank or trust company or other financial institution identified, as either an owner trustee or an indenture trustee (the "Trustee"). The Receivables will be sold to BVDC by BVAC pursuant to a Receivables Purchase Agreement (the "Purchase Agreement") between BVAC, as seller and BVDC, as purchaser. The terms and rights of any particular issuance of Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the applicable Transaction Agreement identified in such Underwriting Agreement. The Securities which are the subject of any particular Underwriting Agreement into which these Standard Provisions are incorporated are herein referred to as the "Offered Securities". This Agreement, the Underwriting Agreement, the applicable Transaction Agreement, the Purchase Agreement and any Credit Enhancer Documents (as defined in the related Underwriting Agreement) are hereinafter referred to as the "Transaction Documents". The Securities will represent undivided interests in a trust fund consisting of a pool of the Receivables, all monies due thereunder after a specified date, security interests in the Financed Vehicles, and other instruments, funds, and accounts as may be specified in the applicable Transaction Agreement (collectively, the "Trust Fund"). The Securities with respect to each Underwriting Agreement and the related applicable Transaction Agreement shall be issued with the title and in the amount set forth in such Underwriting Agreement.

                  Particular sales of Securities may be made from time to time to you, or to any Underwriters named in the Underwriting Agreement, for whom you, or you together with such other firm or firms specified in the Underwriting Agreement, will act as representatives (the "Representatives"). The terms "Representatives" and "Underwriters" shall mean you in such instances where you act as sole Underwriter. The standard provisions set forth herein shall not be construed as an obligation of BVDC to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of BVDC to sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Underwriting Agreement with respect to the Securities specified therein. Each Underwriting Agreement shall specify the aggregate original principal amount of such Securities or, if applicable, an indication that the offering will be an at-the-market offering, the purchase by the Underwriters of such Securities, the names of the Representatives of such Underwriters (if applicable), and the aggregate original principal amount of such Securities to be purchased by each Underwriter and shall set forth the date, time, and delivery of such Securities and the manner of payment therefor. The Underwriting Agreement shall also specify (to the extent not set forth in the applicable Transaction Agreement and the registration statement and prospectus with respect thereto) the terms of such Securities. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications. The obligation of the Underwriters under an Underwriting Agreement shall be several and not joint.

                                      II.

                  Representations and Warranties. (1) BVDC represents and warrants to, and agrees with, each Underwriter of any Offered Securities as of the date hereof and as of the date of any Underwriting Agreement that:

                           (a) A registration statement on Form S-3, including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), which registration statement has become effective and copies of which have been heretofore delivered to you. BVDC is eligible to use Form S-3 in connection with the offer and sale of the Securities and the conditions for use of Form S-3, as set forth in the

         General Instructions thereto, have been satisfied. BVDC, as registrant, will file with the Commission either, prior to effectiveness of such registration statement, and amendment thereto (including the form of final prospectus and prospectus supplement) or, after effectiveness of such registration statement, a final prospectus and/or prospectus supplement in accordance with Rule 424(b). There are no contracts or documents of BVDC which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the rules and regulations thereunder which have not been so filed or incorporated by reference therein on or prior to the Effective Date.

                  As used herein, the term the "Effective Date" shall mean each date on and time at which the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. "Execution Time" shall mean the date and time that the Underwriting Agreement is executed and delivered by the parties thereto. "Preliminary Prospectus" shall mean any preliminary prospectus and prospectus supplement which has been filed pursuant to Rule 424. "Prospectus" shall mean the prospectus and prospectus supplement relating to the Offered Securities that is filed pursuant to Rule 424(b) in respect of the Offered Securities including any documents incorporated by reference therein. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, as it may be amended, including incorporated documents, exhibits and financial statements, in the form in which it was filed and declared effective prior to the Closing Date (as hereinafter defined), inclusive of such incorporated documents, exhibits, financial statements.

                           (b) On the Effective Date, at the Execution Time, and, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Registration Statement did or will and the Prospectus (together with any supplements thereto) will, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; on each such date the Prospectus did not and will not, include any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and at each such time the Registration Statement did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing representations and warranties in this Article II(1)(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished to BVDC by or on behalf of such Underwriter specifically for inclusion in the Registration Statement or the Prospectus. For purposes of this Agreement, each party acknowledges that the amounts of the selling concession and reallowance set forth in the Prospectus Supplement constitute the only information relating to any Underwriter furnished to BVDC by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus.

                           (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed as to form in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission will conform as to form in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (d) The computer tape of the Receivables underlying the Offered Securities made available to the Representatives by BVDC was complete and accurate as of the date that it was delivered to the Representatives and accurately reflects both the information appearing on the "Schedule of Receivables" that will be an exhibit to the applicable Transaction Agreement and the description of the Receivables in the related Prospectus Supplement.

                           (e) BVDC has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of BVDC and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under each Transaction Document to which it is or is to be a party.

                           (f) BVDC is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                           (g) This Agreement has been duly authorized, executed, and delivered by BVDC and the other Transaction Documents to which it is or is to be a party, when delivered by BVDC, will each have been duly authorized, executed, and delivered by BVDC, and each such Transaction Document will constitute a legal, valid, and binding agreement of BVDC, enforceable against BVDC in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                           (h) The Offered Securities and Transaction Documents will conform in all material respects to the description thereof contained in the Prospectus and, the

         Offered Securities have been duly and validly authorized, and assuming that the Offered Securities have been duly and validly authorized, executed and issued by the Trustee in accordance with the applicable Transaction Agreement, will, when duly and validly authenticated by the Trustee and delivered to and paid for by the Underwriters in accordance with this Agreement and the Underwriting Agreement, be entitled to the benefits of the applicable Transaction Agreement.

                           (i) As of the Closing Date, each of the Receivables will meet the criteria for selection described in the Prospectus, and on such Closing Date the representations and warranties of BVDC with respect to the Receivables contained in the applicable Transaction Agreement will be true and correct.

                           (j) Neither the sale of the Offered Securities, nor the consummation of any other of the transactions contemplated by, nor the fulfillment of the terms of, any Transaction Document to which it is a party, (A) will constitute a breach of any term or provision of the certificate of incorporation or by-laws of BVDC, or (B) conflict with or constitute a breach, violation, or acceleration of or a default under the terms of any indenture or other agreement or instrument to which BVDC is a party, by which it is bound or to which any of the property or assets of BVDC may be subject, or any statute, regulation, or order applicable to BVDC of any governmental body, administrative agency, regulatory body, or court having jurisdiction over BVDC or BVDC's material properties, that materially and adversely affects or would in the future materially and adversely affect (i) the ability of BVDC to perform its obligations under any Transaction Document to which it is a party or (ii) the business, operations, or financial condition, or the material properties or assets of BVDC. BVDC is not a party to, bound by or in breach or violation of any indenture or other material agreement or instrument, or subject to or in violation of any statute, regulation, or order of any governmental body, administrative agency, regulatory body, or court having jurisdiction over it, that materially and adversely affects or would in the future materially and adversely affect (i) the ability of BVDC to perform its obligations under any Transaction Document to which it is a party or (ii) the business, operations, or financial condition, or the material properties or assets of BVDC.

                           (k) There are no actions or proceedings against, or investigations of, BVDC pending or, to the knowledge of BVDC, threatened before any court, administrative agency, or other tribunal
         (i) asserting the invalidity of any Transaction Document or the Offered Securities, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by any Transaction Document, (iii) that might materially and adversely affect the performance by BVDC of its obligations under, or the validity or enforceability of, any Transaction Document or the Offered Securities, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus, or
         (v) that if determined adversely as to BVDC would have a material adverse effect on the business, operations, or financial condition or the material properties or assets of BVDC.

                           (l) (i) There has not been any material adverse change, or development involving a material adverse prospective change, in the business, operations, or financial condition or the material properties or assets of BVDC, taken as a whole and (ii) BVDC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to BVDC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Securities, since the more recent of (1) the end of the most recent fiscal quarter for which quarterly financial statements or audited annual financial statements, as applicable, were delivered to Representatives prior to the date of the related Underwriting Agreement or (2) the respective dates as of which information was given in the Registration Statement and the Prospectus.

                           (m) Any taxes, fees, and other governmental charges in connection with the execution and delivery of any Transaction Document and the execution, delivery, and sale of the Offered Securities have been or will be paid at or before the Closing Date.

                           (o) BVDC will convey the Receivables to the Trust pursuant to the applicable Transaction Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") other than Liens created by the applicable Transaction Agreement.

                           (p) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and sale of the Offered Securities, or the consummation by BVDC of the other transactions contemplated by this Agreement, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchases and distribution of the Offered Securities by the Underwriters.

                           (q) BVDC possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Registration Statement and Prospectus (or is exempt therefrom) and BVDC has not received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

                           (r) BVDC is not currently required to be, and will not conduct its operations while any of the Offered Securities are outstanding in a manner that would require BVDC or the Trust to be created pursuant to the applicable Transaction Agreement to be, registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof, and neither the Trust nor BVDC, after giving effect to any offering and sale of Securities and the application of the proceeds thereof, will be an "investment company".

                           (s) On the Closing Date, each of the representations and warranties of BVDC set forth in this Agreement, the Underwriting Agreement and any Transaction Document will be true and correct in all material respects.

                  (2) BVAC represents and warrants to, and agrees with, each Underwriter of any Offered Securities as of the date hereof and as of the date of any Underwriting Agreement that:

                           (a) On the Effective Date, at the Execution Time, and, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Registration Statement did or will and the Prospectus (together with any supplements thereto) will, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; on each such date the Prospectus did not and will not, include any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and at each such time the Registration Statement did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing representations and warranties in this Article II(2)(a) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished to BVDC by or on behalf of such Underwriter specifically for inclusion in the Registration Statement or the Prospectus. For purposes of this Agreement, each party acknowledges that the amounts of the selling concession and reallowance set forth in the Prospectus Supplement constitute the only information relating to any Underwriter furnished to BVDC by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus.

                           (b) The computer tape of the Receivables underlying the Offered Securities made available to the Representatives by BVAC was complete and accurate as of the date that it was delivered to the Representatives and accurately reflects both the information appearing on the "Schedule of Receivables" that will be an exhibit to the applicable Transaction Agreement and the description of the Receivables in the related Prospectus Supplement.

                           (c) BVAC has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of BVAC and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under each Transaction Document to which it is or is to be a party.

                           (d) This Agreement has been duly authorized, executed, and delivered by BVAC and the other Transaction Documents to which it is or is to be a party, when delivered by BVAC, will each have been duly authorized, executed, and delivered by BVAC, and each such Transaction Document will constitute a legal, valid, and binding agreement of BVAC, enforceable against BVAC in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                           (e) The Offered Securities and Transaction Documents will conform in all material respects to the description thereof contained in the Prospectus, the Offered Securities have been duly and validly authorized, and, assuming that the Offered Securities have been duly and validly authorized, executed, and issued by the Trustee in accordance with the applicable Transaction Agreement, will, when duly and validly authenticated by the Trustee and delivered to and paid for by the Underwriters in accordance with this Agreement and the Underwriting Agreement, be entitled to the benefits of the applicable Transaction Agreement.

                           (f) As of the Closing Date, each of the Receivables will meet the criteria for selection described in the Prospectus, and on such Closing Date the representations and warranties of BVAC with respect to the Receivables contained in the Purchase Agreement will be true and correct.

                           (g) BVAC will convey the Receivables to BVDC pursuant to the Purchase Agreement, free and clear of any Liens, other than Liens created by the Purchase Agreement.

                           (h) Neither the sale of the Offered Securities, nor the consummation of any other of the transactions contemplated by, nor the fulfillment of the terms of, any Transaction Document to which it is a party, (A) will constitute a breach of any term or provision of the articles of incorporation or by-laws of BVAC, or (B) conflict with or constitute a breach, violation, or acceleration of or a default under the terms of any indenture or other agreement or instrument to which BVAC is a party, by which it is bound or to which any of the property or assets of BVAC may be subject, or any statute, regulation, or order applicable to BVAC of any governmental body, administrative agency, regulatory body, or court having jurisdiction over BVAC or BVAC's material properties, that materially and adversely affects or would in the future materially and adversely affect (i) the ability of BVAC to perform its obligations under any Transaction Document to which it is a party or (ii) the business, operations, or financial condition, or the material properties or assets of BVAC. BVAC is not a party to, bound by or in breach or violation of any indenture or other material agreement or instrument, or subject to or in violation of any statute, regulation, or order of any governmental body, administrative agency, regulatory body, or court having jurisdiction over it, that materially and adversely affects or would in the future materially and adversely affect (i) the ability of BVAC to perform its obligations under any Transaction Document to which it is a party or (ii) the business, operations, or financial condition, or the material properties or assets of BVAC.

                           (i) There are no actions or proceedings against, or investigations of, BVAC pending or, to the knowledge of BVAC, threatened before any court, administrative agency, or other tribunal
         (i) asserting the invalidity of any Transaction Document or the Offered Securities, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by any Transaction Document, (iii) that might materially and adversely affect the performance by BVAC of its obligations under, or the validity or enforceability of, any Transaction Document or the Offered Securities, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus, or
         (v) that if determined adversely as to BVAC would have a material adverse effect on the business, operations, or financial condition or the material properties or assets of BVAC.

                           (j) There has not been any material adverse change, or development involving a material adverse prospective change, in the business, operations, or financial condition or the material properties or assets of BVAC and (ii) BVAC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to BVAC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Securities, since the more recent of (1) the end of the most recent fiscal quarter for which quarterly financial statements or audited annual financial statements, as applicable, were delivered to Representatives prior to the date of the related Underwriting Agreement or (2) the respective dates as of which information is given in the Registration Statement and the Prospectus.

                           (k) Any taxes, fees, and other governmental charges in connection with the execution and delivery of any Transaction Document and the execution, delivery, and sale of the Offered Securities have been or will be paid at or before the Closing Date.

                           (l) BVAC possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Registration Statement and Prospectus (or is exempt therefrom) and BVAC has not received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

                                      III.

                  Purchase By the Underwriters. The Offered Securities to be purchased by the Underwriters pursuant to the Underwriting Agreement relating thereto in such authorized denominations and registered in such names as the Underwriters may request upon three full Business Days prior notice to BVDC, shall be delivered by or on behalf of BVDC to the Representatives for the account of such Underwriters, against payment by such Underwriters or on such Underwriters' behalf of the purchase price therefor (i) by wire transfer or by certified or official bank check or checks, payable to the order of BVDC in immediately available funds, or (ii) by such other means and in such other form as is specified in the Underwriting Agreement, all at the place, time, and date specified in the Underwriting Agreement or at such other place, time, and date as the Underwriters and BVDC may agree upon in writing, such time and date being herein called the "Closing Date" for such Offered Securities. The Underwriters' commitment to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of BVDC and BVAC herein contained and shall be subject to the terms and conditions herein set forth.

                  BVDC agrees to have the Offered Securities available for inspection, checking, and packaging by the Representatives in New York, New York (or such other location as may be specified by the Representatives) not later than 10:00 A.M. on the Business Day prior to the Closing Date.

                                      IV.

                  Offering by the Underwriters. BVDC is advised by the Representatives that upon the execution of the Underwriting Agreement and authorization by the Representatives of the release of such Offered Securities, the Underwriters propose to offer such Offered Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented. BVDC agrees that the Underwriters are not obligated to make a market in the Offered Securities and any such market-making may be discontinued at any time in the Underwriters' sole discretion.

                                       V.

                  Agreements. BVAC and BVDC agree with each of the Underwriters of any Offered Securities that:

                           (a) BVDC will promptly advise each such Underwriter
         (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by BVDC of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. BVDC will not file any amendment to the Registration Statement or supplement to the Prospectus after the date of the Underwriting Agreement and prior to the Closing Date for such Offered Securities unless BVDC has furnished each such Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any such Underwriter reasonably objects. Subject to the foregoing sentence, BVDC will cause the Prospectus, as supplemented or amended, to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in timely filing with the Commission pursuant to said rule. BVDC will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.



                           (b) BVDC will cause any Computational Materials and any Structural Term Sheets (each as defined below) with respect to the Offered Securities that are delivered by the Underwriters to BVDC to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the second business day immediately following the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for BVDC by any of the Underwriters (and will use its best efforts to cause such Computational Materials and Structural Term Sheets to be so filed, New York time, on the following business day), and will promptly advise you and your counsel when such Current Report has been so filed. BVDC will cause any Collateral Term Sheet (as defined below) with respect to the Offered Securities that is delivered by any of the Underwriters to BVDC to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the second business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for BVDC by any of the Underwriters. In addition, if at any time prior to the availability of the related Prospectus, any of the Underwriters has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of such Underwriter and BVDC, a material change in the characteristics of the Receivables for the Offered Securities from those on which a Collateral Term Sheet with respect to the Offered Securities previously filed with the Commission was based, BVDC will cause any such Collateral Term Sheet that is delivered by such Underwriter to BVDC to be filed with the Commission on a Current Report on the second business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for BVDC by such Underwriter. In each case, BVDC will promptly advise you when such Current Report has been so filed. Notwithstanding the four preceding sentences, BVDC shall have no obligation to file any materials provided by any of the Underwriters which (i) in the reasonable determination of BVDC are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined below), or (ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. BVDC shall give notice to you and such Underwriter of its determination not to file any materials pursuant to clause (i) of the preceding sentence and agrees to file such materials if such Underwriter or you reasonably object to such determination within one business day after receipt of such notice.

                  As used herein, (i) "Computational Materials" shall have the meaning given within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action Letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of such materials a condition of the relief granted in such letters (such materials being the "Computational Materials"); and (ii) "Structural Term Sheets" or "Collateral Term Sheets" shall have the meaning given within the meaning of the no-action letter dated February 17, 1995, issued by the

Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"; and together with the Kidder Letters, the "No-Action Letters"), the filing of such materials a condition of the relief granted in such letter (such materials being the "Structural Term Sheets" or "Collateral Term Sheets", as applicable).

                           (c) If, at any time when in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Act or the Exchange Act, BVDC will promptly prepare and file with the Commission without charge to the Underwriters, subject to paragraph (a) of this Article V, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible. BVDC shall furnish or cause to be furnished to the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and obtain the consent of the Underwriters, which consent will not unreasonably be withheld, for the filing of the following documents relating to the Offered Securities: (i) any amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) the Prospectus filed pursuant to Rule 424 under the Act.

                           (d) BVDC will furnish to the Underwriters and their counsel, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of the Preliminary Prospectus and Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. BVDC will also furnish to the Underwriters and their counsel, without charge, copies of all correspondence between BVDC, BVAC or Bay View Capital Corporation and the Commission. BVDC will pay the expenses of printing all offering documents relating to the offering of the Offered Securities.

                           (e) BVDC agrees that, so long as the Offered
         Securities shall be outstanding, promptly after the availability thereof, it will deliver or cause to be delivered to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to the applicable Transaction Agreement, the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the applicable Transaction Agreement, and the Servicer's Certificate and all monthly reports generated by the Servicer under the applicable Transaction Agreement.

                           (f) As soon as practicable, but not later than sixteen months after the effective date of the Registration Statement, BVDC will cause the Trust to make generally available to securityholders of the Trust an earnings statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of
         Section 11(a) of the Act and, at the option of BVDC, will satisfy the requirements of Rule 158 under the Act.

                           (g) BVDC will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Securities for sale (including, but not limited to, such action as may be required for the qualification or exemption of the sale of the Offered Securities under state securities or Blue Sky laws) and to determine their eligibility for investment under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualification in effect so long as required for the distribution of the Offered Securities. BVDC will furnish such information, execute such instruments and take such action, if any, as the Underwriters may reasonably request in connection with any filing with the National Association of Securities Dealers, Inc. relating to the Offered Securities should the Underwriters determine that such filing is required or appropriate.

                           (h) Unless otherwise provided in the related
         Underwriting Agreement, BVDC will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of preparation and printing (or otherwise reproducing) and delivering each Transaction Document, and printing or engraving and distributing the Offered Securities; any transfer taxes relating to the transfer of the Offered Securities to the Underwriters; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the sale of the Offered Securities under state securities or Blue Sky laws and the determination of their eligibility for investment under state and federal laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; the costs and expenses of the Trustee, including reasonable fees and disbursements of its counsel; the costs and expenses of any credit enhancer, including reasonable fees and disbursements of its counsel; fees and disbursements of the Underwriters' counsel; the costs and expenses of preparing and distributing any memoranda concerning the Offered Securities' eligibility for investment; the costs and expenses in connection with the preparation, printing, and filing of the Registration Statement (including exhibits thereto), Preliminary Prospectus, and the Prospectus and all amendments and supplements thereto, and the furnishing to the Underwriters of such copies of each such documents thereto as the Underwriters may reasonably request; the fees of the rating agency that initially rates the Offered Securities; and any filing fees of the National Association of Securities Dealers, Inc. relating to the Offered Securities should the Underwriters determine that such filing is required or appropriate.

                           (i) Each Underwriting Agreement will specify a period of days beginning from each Effective Date during which neither BVDC nor any affiliate of BVDC will, without the Underwriters' prior written consent, enter into any agreement to offer or sell receivables or securities as identified in such Underwriting Agreement.

                           (j) So long as any of the Offered Securities are outstanding, BVDC will furnish to the Underwriters as soon as practicable after the end of the fiscal year, (i) all documents required to be distributed to securityholders of the Trust or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning BVDC filed with any government or regulatory authority that is otherwise publicly available.

                    (k) On or before the Closing Date, BVDC and BVAC shall cause their computer records relating to the Receivables and the Receivable Files to be marked in such a manner as shall clearly indicate the Trust's absolute ownership of the Receivables, and from and after the Closing Date, BVDC and BVAC shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the applicable Transaction Agreement.

                    (l) To the extent, if any, that the rating provided with respect to the Offered Securities by the rating agency that initially rates the Offered Securities is conditional upon the furnishing of documents or the taking of any other actions by BVDC, BVDC shall, as soon as practicable, furnish such documents and take any such other actions.

                    (m) BVDC will file with the Commission any periodic reports concerning the Trust and the Offered Securities that are required by the Exchange Act.

                    (n) BVDC will timely file with the Commission on Form 8-K any documents concerning the Trust and the Offered Securities that are required by the Act.

                                      VI.


                  Conditions to the Obligations of the Underwriters. The obligation of the Underwriters of any Offered Securities under the Underwriting Agreement to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of BVDC and BVAC contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of BVDC and BVAC made in any certificates pursuant to the provisions hereof, to the performance by BVDC and BVAC of its obligations hereunder and in the Transaction Documents and to the following additional conditions as of the Closing Date:

                    (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and, the Prospectus shall have been timely filed with the Commission pursuant to Rule 424(b) under the Act.

                    (b) The Underwriters shall have received from Patton Boggs LLP, counsel for BVDC and BVAC and such other counsels admitted in the appropriate jurisdictions acceptable to the Underwriters, favorable opinions, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters. Such opinions (a) may express reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by, officers of the parties to the Transaction Documents, (b) may assume the due authorization, execution, and delivery of the instruments and documents referred to therein by the parties thereto other than BVAC and BVDC and their respective affiliates, and (c) to the extent such opinion relates to law other than the laws of the State of New York and the federal laws of the United States, may rely on a favorable opinion of local counsel satisfactory to the Underwriters, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriters.

                    (c) Patton Boggs LLP and/or such other counsels will also deliver opinions to the Underwriters, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters with respect to certain insolvency and Uniform Commercial Code and true sale matters.

                    (d) For each State for which the Receivables constitute 10% or more of the initial principal balance of a Receivables included in the Trust Property, the Underwriters shall have received from legal counsel to BVDC admitted in the appropriate jurisdictions acceptable to the Underwriters, favorable opinions, dated the Closing Date and satisfactory in form and substance to the counsel for the Underwriters.

                    (e) The Underwriters shall have received from counsel for the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters, with respect to the issuance and sale of the Securities, certain matters with respect to the Registration Statement and the Prospectus and such other matters as the Underwriters may require.

                    (f) The Underwriters shall have received on the Closing Date, addressed to the Underwriters and dated the Closing Date, any opinion delivered to the rating agency or credit enhancer in connection with its rating of the Offered Securities.

                    (g) The Underwriters shall have received from counsel for the Trustee, a favorable opinion dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect set forth in Exhibit A.

                    (h) The Underwriters shall have received a favorable opinion addressed to the Underwriters from counsel for the third party credit enhancer, if any, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters.

                    (i) The Offered Securities shall be rated in the highest category by a nationally recognized rating agency or such other category as shall be designated in the Underwriting Agreement and the Underwriters shall have received copies of letters to that effect. Further, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate the direction of a possible change, in the rating accorded (i) the Offered Securities by any nationally recognized rating agency which rates the Offered Securities, (ii) any rated debt instrument issued by BVDC or (iii) any rated debt instrument issued by the third party credit enhancer, if any.

                    (j) BVDC and BVAC will enter into each Transaction Document to which it is a party at or before the Closing Date and, when delivered by BVDC and BVAC as the case may be, each such Transaction Document will have been duly authorized, executed, and delivered by such entity and will constitute the legal, valid, and binding agreement of such entity.

                    (k) Each of BVAC and BVDC shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President or a Vice President to the effect that the signer of such certificate has carefully examined each Transaction Document and to the effect that:
         (i) the representations and warranties of such entity contained in such agreements are true and current in all material respects at and as of the Closing Date with the same effect as if made at the Closing Date,
         (ii) such entity has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such entity's knowledge threatened, (iv) there shall have been no material adverse change in the condition of such entity, from that set forth in the Registration Statement, (v) nothing has come to his attention that would lead him to believe that the Prospectus or Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) such entity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization with corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under each Transaction Document, (vii) each Transaction Document has been duly authorized, executed, and delivered by such entity, (viii) the fulfillment of the terms of each Transaction Document will not constitute a material breach of any term or provision of the charter or by-laws of such entity, or conflict with or constitute a material breach, violation, or acceleration of or a default under, the terms of any indenture or other material agreement or instrument to which such entity is a party, and (ix) such entity is not a party to, bound by, or in breach or violation of any indenture or other material agreement or instrument, or subject to or in violation of any statute, regulation, or order of any governmental body, administrative agency, regulatory body, or court having jurisdiction over such entity, that materially and adversely affects or would in the future materially and adversely affect the ability of such entity to perform its obligations under any Transaction Document to which it is a party or the business, operations, or financial condition or the material properties or assets of such entity.

                    (l) The Underwriters shall have received from independent accountants of BVDC, one or two letters, one such letter dated the date of the Prospectus relating to such Offered Securities and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and a second letter, if necessary, dated the Closing Date, as to such matters as the Underwriters may reasonably request in form and substance satisfactory to the Underwriter and counsel to the Underwriters, provided by BVDC.

                    (m) All proceedings in connection with the transactions contemplated by the Offered Securities, each Transaction Document and all documents incident hereto or thereto shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such information, certificates, opinions, and documents as the Underwriters may reasonably request.

                                      VII.


                  Reimbursement of Underwriters' Expenses. If the sale of any Offered Securities provided for in the Underwriting Agreement relating thereto is not consummated because any condition to the obligations of the Underwriters set forth in Article VI hereof is not satisfied, because of any refusal, inability, or failure on the part of BVDC or BVAC to perform any agreement herein or therein or comply with any provision hereof or because of any termination of the Underwriting Agreement and this Agreement pursuant to Article IX hereof, other than by reason of a default by the Underwriters, BVDC and BVAC, jointly and severally will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of such Offered Securities.

                                     VIII.

                  Indemnification and Contribution. (a) BVAC and BVDC, jointly and severally, agree to indemnify, reimburse and hold harmless the Underwriters and each person who controls any Underwriter within the meaning of the Act or the Exchange Act, and their successors and assigns (collectively, the "Controlling Parties"), and each of the Underwriters' and such Controlling Parties' respective directors, officers and employees, from and against any and all losses, claims, costs, damages, expenses (including reasonable attorneys fees, disbursements and other charges of counsel), actions or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with the amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which the Underwriters may become subject, or threats thereof, under the Act, the Exchange Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in the Prospectus (together with any supplement thereto) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in any Computational Materials or Structural Term Sheets, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that neither BVAC nor BVDC will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance on and in conformity with information furnished in writing to BVAC and/or BVDC as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability that BVAC and BVDC may otherwise have.

         (b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless BVAC and BVDC, its directors, each of BVDC's officers who sign the Registration Statement, and each person, if any, who controls BVAC and BVDC within the meaning of the Act, to the same extent as the foregoing indemnity from BVAC and BVDC to the Underwriters, but only insofar as any losses, claims, costs, damages, expenses (including reasonable attorneys fees, disbursements and other charges of counsel), actions or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with the amounts paid in settlement of any action, suit, proceeding or claim asserted) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that was made in the Registration Statement, any Preliminary Prospectus or the Prospectus, as amended or supplemented, or any amendment or supplement thereto, in reliance on and in conformity with information furnished in writing to BVAC and/or BVDC as herein stated by or on behalf of the Underwriters specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each other Underwriter and each person, if any, who controls such other Underwriter to the same extent as the foregoing indemnity from BVAC and BVDC to the Underwriters, but only insofar as any losses, claims, costs, damages, expenses (including reasonable attorneys fees, disbursements and other charges of counsel), actions or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with the amounts paid in settlement of any action, suit, proceeding or claim asserted) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that was made in the Registration Statement, any Preliminary Prospectus or the Prospectus, as amended or supplemented, or any amendment or supplement thereto, or in any Computational Materials or Structural Term Sheets insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, in reliance on and in conformity with information furnished in writing to BVAC and/or BVDC as herein stated by or on behalf of the Underwriters specifically for use in the preparation of the documents referred to in the foregoing indemnity, and provided, however, that an Underwriter will not be liable to the extent that any such loss, claim, cost, damage, expense, action or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in any Computational Materials or Structural Term Sheets that was included or omitted in reliance upon and in conformity with information provided or approved by BVAC or BVDC or their respective agents, accountants, or advisors. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a), (b) or (c), such person (hereinafter called the "indemnified party" for purposes of this Article VIII) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party" for purposes of this Article VIII) in writing thereof; but the omission to notify the indemnifying party timely shall not relieve such indemnifying party from any liability which it may have to any indemnified party under the foregoing provisions of this
Article VIII unless and only to the extent that such omission results in the forfeiture of substantive rights of the indemnifying party. If any such action or other proceedings shall be brought against any indemnified party, the indemnifying party shall, upon written notice given reasonably promptly following the notice to the indemnifying party of such action or proceedings, be entitled to assume the defense thereof at the indemnifying party's expense with counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, each indemnified party shall have the right to employ separate counsel at the indemnifying party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to an indemnifying party, (ii) a conflict or potential conflict exists between an indemnifying party and such indemnified party that would make such separate representation advisable, or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm in addition to any local counsel for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such counsel shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to paragraph (a) of this Article VIII, by BVDC in the case of parties indemnified pursuant to paragraph (b) of this Article VIII and by the indemnified party in the case of parties indemnified pursuant to paragraph (c) of this Article VIII. The indemnifying party agrees that the indemnifying party will not, without prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any indemnification claim (whether or not any indemnified party is a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party.


         (e) If the indemnification provided for in this Article VIII is unavailable to an indemnified party under paragraphs (a), (b) or (c) of this
Article VIII or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by BVAC and/or BVDC on the one hand, and the Underwriters on the other, or to reflect the relative benefits received by each indemnifying Underwriter on the one hand, and each indemnified Underwriter on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of BVAC and BVDC on the one hand, and the Underwriters on the other, each indemnifying Underwriter on the one hand, and each indemnified Underwriter on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by BVAC and BVDC on the one hand, and the Underwriters on the other, each indemnifying Underwriter on the one hand, and each indemnified Underwriter on the other, in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by BVAC and BVDC bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof or the proportion of total underwriting discounts and commissions received by each Underwriter as compared to each other Underwriter. The relative fault of BVAC and/or BVDC on the one hand, and the Underwriters on the other, or each indemnifying Underwriter on the one hand, and each indemnified Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by BVAC and/or BVDC or one or more of the Underwriters and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (f) BVAC, BVDC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters (as defined in the Underwriting Agreement), and not joint.

         (g) Each of BVAC and BVDC expressly waives, and agrees not to assert, any defense to its indemnification or contribution obligations under this
Article VIII which it might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

         (h) The obligations of BVAC and BVDC under this Article VIII shall be in addition to any liability which BVAC and BVDC may otherwise have (whether by law or agreement) and shall extend upon the same terms and conditions to the Underwriters and each Controlling Party; provided, however, that in no event shall BVAC or BVDC be liable for double indemnification.

                                      IX.

                  Termination. If the sale of any Offered Securities provided for in the Underwriting Agreement relating thereto is not consummated because any condition to the obligations of the Underwriters set forth in Article VI is not satisfied or because of any refusal, inability, or failure on the part of BVDC or BVAC to perform any agreement herein or therein or comply with any provision hereof shall not have been satisfied or fulfilled when and as required to be fulfilled, this Agreement and the Underwriting Agreement may be terminated by the Underwriters by notice to BVDC or BVAC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Article VIII. This Agreement and each Underwriting Agreement shall be subject to termination in the absolute discretion of any Underwriters, by notice given to BVDC, if (i) after the execution and delivery of this Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., National Market System, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (C) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, (D) there shall have occurred any other calamity or crisis or any change in the financial, political or economic conditions in the United States or elsewhere,
(E) trading of any securities of BVDC or BVAC or any of its respective affiliates shall have been suspended on any exchange or in any over-the-counter market, or (F) there has been any material disruption in commercial banking securities settlement or clearance services, and (ii) the events specified in clause (i) singly or together with any other such event makes it, in the judgment of any Underwriter, impracticable or undesirable to proceed with the completion and sale of the Offered Securities.

                                       X.

                  Substitution Of and Default By An Underwriter. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Securities which it or they have agreed to purchase under the Underwriting Agreement relating thereto, and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to which such Underwriting Agreement relates, the other Underwriters shall be obligated severally in the proportions which the amounts of such Offered Securities set forth opposite their names in such Underwriting Agreement bear to the aggregate principal amount of such Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of the Offered Securities which any Underwriter has agreed to purchase hereunder be increased pursuant to this
Article X by an amount in excess of one-ninth of such principal amount of such Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Offered Securities which it or they agreed to purchase hereunder and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is more than one-tenth of the aggregate principal amount of the Offered Securities to which such Underwriting Agreement relates and arrangements satisfactory to the Representatives and BVDC for the purchase of such Offered Securities are not made within 36 hours after such default, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of BVAC or BVDC. In any such case either the Representatives or BVDC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be affected. Any action taken under this Article X or any such termination shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement or such Underwriting Agreement.

                                      XI.

                  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, and other statements of BVAC or BVDC or on their behalf by its officers and the Underwriters set forth in or made pursuant to this Agreement and each Underwriting Agreement will remain in full force and effect, regardless of any investigation made by the Underwriters or on the Underwriters' behalf, BVAC or BVDC or any of the officers, directors, or controlling persons referred to in Article VIII hereof, and will survive delivery of and payment for the Offered Securities. The provisions of this Section/Article and Sections V(h), VII, VIII and XIV hereof shall survive the termination or cancellation of this Agreement or any Underwriting Agreement.

                                      XII.

                  Notices. All communications hereunder or under any Underwriting Agreement will be in writing and effective only on receipt, mailed, delivered or sent by facsimile and reconfirmed by telephone to the following parties at the following addresses and telephone numbers:

Bay View Acceptance Corporation
818 Oak Park Road
Covina, California  91724
Attention: Loan Service Manager
Telephone: (310) 378-4035
Facsimile: (310) 791-0545

with a copy to:

1840 Gateway Drive, Suite 300
San Mateo, California  94404
Attention: Legal Department
Telephone: (650) 312-6810
Facsimile: (650) 573-6381

Bay View Deposit Corporation
1840 Gateway Drive, Suite 400

San Mateo, California  94404
Attention: Joseph J. Catalano
Telephone: (650) 312-6810
Facsimile: (650) 573-6381


J.P. Morgan Securities Inc.
270 Park Avenue
10th Floor
New York, New York 10017
Attention:  North America ABS

                                     XIII.

                  Successors. None of the obligations of BVAC or BVDC under this Agreement or any Underwriting Agreement may be assigned without the prior consent of the Underwriters. Subject to the foregoing, this Agreement and each Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Article VIII hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

                                      XIV.

                  Applicable Law. This Agreement and each Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein. This Agreement and any Underwriting Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

                                      XV.

                  Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among BVAC, BVDC and the Representatives.


                                Very truly yours,


                                BAY VIEW DEPOSIT CORPORATION


                                By:           /s/ John K. Okubo
                                         ------------------------------------
                                         Name:  John K. Okubo
                                         Title: EVP & Chief Financial Officer


                                BAY VIEW ACCEPTANCE CORPORATION


                                By:           /s/ John K. Okubo
                                         ------------------------------------
                                         Name:  John K. Okubo
                                         Title: Chief Financial Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.

By:          /s/ John Cho
         ------------------------------------
         Name:   John Cho
         Title:  Vice President

                                                                       EXHIBIT A

                       OPINION OF COUNSEL FOR THE TRUSTEE

         (i) the Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate or other) and to enter into, and to take all action required of it under, the applicable Transaction Agreement;

         (ii) the applicable Transaction Agreement has been duly authorized, executed, and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, and other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the Trustee has duly executed the Offered Securities on behalf of the Trust;

         (iv) the Trustee has duly authenticated and delivered the Offered Securities;

         (v) the execution and delivery of the applicable Transaction Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (B) the Charter or By-laws of the Trustee; and

         (vi) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the applicable Transaction Agreement or the performance by the Trustee of the terms of the applicable Transaction Agreement.


         Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the applicable Transaction Agreement.

                                                                         ANNEX I

                         FORM OF UNDERWRITING AGREEMENT

                          BAY VIEW DEPOSIT CORPORATION

                        BAY VIEW ACCEPTANCE CORPORATION,

                                       AND

                            JPMorgan Securities Inc.

                             UNDERWRITING AGREEMENT

                                       FOR

                         BAY VIEW 200[_]-[_] OWNER TRUST

                     AUTOMOBILE RECEIVABLE BACKED SECURITIES




[__________ __], 200[_]

                                                         [__________ __], 200[_]

Bay View Acceptance Corporation
818 Oak Park Road
Covina, California  91724

Bay View Deposit Corporation
1840 Gateway Drive, Suite 400
San Mateo, California 94404

Ladies and Gentlemen:

We understand that Bay View Deposit Corporation, a Delaware corporation ("BVDC"), proposes to sell $[_______________] aggregate amount of Securities designated "[ ________ ] Automobile Receivable Backed Securities, Series 200[_]-[__] - [_]" (the "Offered Securities"), issued by Bay View 200[_]-[__] -
[_] Owner Trust. Subject to the terms and conditions set forth in or incorporated by reference in this Underwriting Agreement (this "Agreement"), [we] [the Underwriters named on page [S-__] of the copy of the Prospectus attached hereto as Annex A (such Underwriters being herein called the "Underwriters")] hereby agree, severally and not jointly, to purchase all of the Offered Securities. The price at which the Offered Securities are offered to the public, the underwriting discount on the Offered Securities and the purchase price at which [we] [the Underwriters] will purchase the Offered Securities are set forth on the following grid. [Accrued interest from [_______________] to the date of payment and delivery of the Offered Securities pursuant to the following paragraph will be added to the purchase price.]




                                      Price to Public           Underwriting Discount           Purchase Price
                                ---------------------------- ---------------------------- ----------------------------

[Per Class A Securities]                                 %                          %                            %
----------------------------------------------------------------------------------------------------------------------

[Per Class I Securities]                                 %                          %                            %
----------------------------------------------------------------------------------------------------------------------

Total                               $                            $                            $
======================================================================================================================


                  We [the Underwriters] will pay for the Offered Securities in immediately available funds upon delivery of the Offered Securities to or at the offices of [__________________], or at such other location as shall be designated by [us] [the Underwriters], at [_____] A.M. (New York time) on [__________ __], 200[_], or at such other time as shall be designated by [us] [the Underwriters] (such time, the "Closing Date").

                  Pursuant to Article V(i) of the Standard Provisions (as defined below), during a period of [________] calendar days from [______________], neither BVDC nor any affiliate of BVDC will, without [our] [the Underwriters'] prior written consent, enter into any agreement to offer or sell securities similar to the Offered Securities.

                  Pursuant to Article I of the Standard Provisions (as defined below), the Credit Enhancer Documents consist of the following:
[___________________________________].

                  The Offered Securities shall have the terms set forth in the copy of the Prospectus attached hereto as Annex A and shall conform in all material respects to the description thereof contained in such Prospectus.

                  All the provisions contained in that certain Underwriting Agreement Standard Provisions for Bay View Owner Trusts, Automobile Receivable Backed Securities, dated [__________ __], 200[_] (the "Standard Provisions"), by and among Bay View Acceptance Corporation, Bay View Deposit Corporation, and JPMorgan Securities Inc., a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. [All references to the "Underwriters," the "several Underwriters" or the "Representative" in the Standard Provisions shall be deemed to refer to [_________________], the sole Underwriter hereunder.]

                  BVDC and Bay View Acceptance Corporation ("BVAC", together with BVDC, the "Company") acknowledge and agree that each Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby and in the Standard Provisions (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

                  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

                  Please confirm your agreement by having authorized officers sign a copy of this Agreement in the spaces set forth below and returning the signed copy to us.


                                     Very truly yours,


                                     JPMorgan Securities Inc., as Underwriter


                                     By:     ___________________________________
                                             Name:
                                             Title:



Accepted:  [__________ __], 200[_]

BAY VIEW DEPOSIT CORPORATION

By:      ___________________________________
         Name:
         Title:

BAY VIEW ACCEPTANCE CORPORATION

By:      ___________________________________
         Name:
         Title:

                                     ANNEX A

                              [Copy of Prospectus]